Exhibit (3)(i)(a)

State of Idaho

Department of State

I, F.A. JETER, Secretary of State of the State of Idaho, and legal custodian of the corporation records of the State, do hereby certify that a certified copy of the articles of incorporation of GENERAL MINES CORPORATION duly certified by the Recorder of Kootenai County, to be a true copy of the original articles on file in his office, was filed in this department on the 23rd day of November, A.D. One Thousand Nine Hundred and Twenty-five and is duly recorded in Book A-18 of Domestic Corporations, Records of the State of Idaho, and that the said articles contain the statement of facts required by Section 4696 of Idaho Compiled Statutes, to-wit:

FIRST, The name of the corporation as aforesaid; SECOND, The purpose for which it was formed; THIRD, The place where its principal business is to be transacted; FOURTH, The term for which it is to exist; FIFTH, The number of its directors or trustees; SIXTH, The amount of its capital stock and the number of shares into which it is divided; SEVENTH, The amount of its capital stock actually subscribed and by whom.

AND I FURTHER CERTIFY, That the persons executing the articles and their associates and successors are hereby constituted a body politic and corporate, by the name stated in the articles, for the term of fifty years.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State.  Done at Boise City, the Capital of Idaho, this 25 day of November in the year of our Lord one thousand nine hundred and twenty-five, and of the Independence of the United State of America the One Hundred and Fiftieth.

/s/ Secretary of State

ARTICLES OF INCORPORATION

OF GENERAL MINES CORPORATION

FIRST – The name of this Corporation is GENERAL MINES CORPORATION.

SECOND – The nature of the business and the objects and purposes proposed to be transacted, promoted, and carried on, or to do any or all of the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

I.

To locate, take, own, lease, lease and bond, buy, sell, option, mortgage or otherwise acquire or dispose of mining claims, mines, mining rights, mineral deposits and generally deal in mines and minerals in any part of the United States and all foreign countries; also to mine, mill, reduce, smelt, and prepare for market, gold, silver, copper, lead, zinc and other ores, minerals, and metallic compounds; also to carry on quartz, placer and lode mining of all kinds.

II.

To construct, purchase, or otherwise acquire, maintain and operate flumes, water works, ditches, and irrigation plants for mining and other purposes; also to construct, lease, acquire, purchase, sell, operate and maintain electric light and power plants and hydraulic plants.

III.

To construct buildings, warehouses, mills, reduction plants, and all other kinds of buildings and plants incident to any of the powers enumerated in these articles.

IV.

To buy, sell, lease and generally deal in all kinds of lands, timber, lumber, poles, and city and farm property.

V.

To buy, sell, and generally deal in, store, carry and transport all kinds of goods, wares, merchandise, provisions and supplies, machinery and equipment.

VI.

To carry on a general engineering business, and particularly for the inspection and examination and reporting on mines and mining properties; to inspect, engineer, and report on all kinds of railroads, highways, oil lands, and various other productive operations, to take options thereon, develop the same, and deal in such properties and engineering works; to develop, acquire, buy, sell, and operate oil and oil lands, including the erection and maintenance and operation of oil refineries; to build bridges, to plat townships, and dedicate roads and highways therein, and to construct and operate private railroads.

VII.

To buy, sell, hold, assign, transfer, pledge and otherwise deal in and dispose of stocks, bonds, debentures, and other evidences of capital stock and indebtedness of other corporations, and while the holder thereof to exercise all the rights and privileges of ownership, including the right to vote stock, not otherwise prohibited by law.

VIII.

To borrow money and issue negotiable paper as evidencing such indebtedness for the purpose of securing funds for corporate purposes, and to secure the payment of such negotiable paper or other evidences of indebtedness by mortgage, bonds, deed of trust, or otherwise upon the whole or any part of the Company’s property.

IX.

To organize, reorganize and finance, wholly or in part, any corporation, association, joint stock company, co-partnership, group of trustees, enterprise or developments, within or without the State of Idaho.

X.

To take, own, hold, deal in, mortgage or otherwise give liens against, and to lease, sell, exchange, transfer, or in any manner whatever to dispose of real property, within or without the State of Idaho, wherever situated.

XI.

To enter into, make or perform contracts of every kind for any lawful purpose with any person, firm, association or corporation, municipality, body politic, county territory, State, government or colony or dependency thereof.

XII.

To have one or more offices, conduct its business and promote its objects within and without the State of Idaho, in other States, the territories, colonies and dependencies of the United States, and in foreign countries, without restriction as to place or amount, but subject to the laws of such State, district, territory, colony, dependency or country.

XIII.

To do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world, as principals, agents, contractors, trustee, or otherwise, and either alone or in company with others.

XIV.

In general to carry on any other business in connection therewith, not forbidden by the laws of the State of Idaho, and with all the powers conferred upon corporations by the laws of the State of Idaho.

XV.

It is the intention that each of the objects, purposes and powers specified in each of the paragraphs of this article of this Certificate of Incorporation shall, except where otherwise specified, be nowise limited or restricted by reference to or inference from the terms of any other paragraph or of any other article in this Certificate of Incorporation, but that the objects, purposes, and powers shall not be construed to restrict in any manner the general terms and powers of this Corporation, nor shall the expression of any thing be deemed to exclude another, although it be of like nature.

THIRD – Its principle office in the State of Idaho is to be located at Main Street in the City of Worley, County of Kootenai.  The agent in charge thereof is Christopher Roholt.

FOURTH – The existence of this Corporation is to be for a period of fifty (50) years.

FIFTH – subject to the provisions of the Corporation Laws in the State of Idaho, the number of Directors of the Corporation shall be determined as provided in the By-laws.

I.

The Directors shall have power to make and to alter or amend the By-laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchises of this Corporation.

II.

With the consent in writing of, or pursuant to a vote of, the holders of a majority of the capital stock issued, outstanding, and having voting power, the Directors shall have full authority to dispose, in any manner of the whole property, including the corporate franchise, good will, and other intangible property of the Corporation, upon such terms and conditions as they deem expedient and for the best interest of the Corporation.

III.

IV.

The By-laws, or resolution of the Directors passed in pursuance thereof, shall determine whether and to what extend the accounts and books of this Corporation, or any of them, other than the stock ledger, shall be pen to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, or book, or document of this Corporation, except as conferred by law of the State of Idaho, or the By-laws of this Corporation, or by resolution of the stockholders or Directors.

V.

The stockholders and Directors shall have power to hold their meetings and keep the books, except the original or duplicate stock ledger, documents and papers of this Corporation outside of the State of Idaho, and to have one or more offices within or without the State of Idaho, at such places as may be from time to time designated by the By-laws or by resolution of the stockholders of Directors, except as otherwise required by the laws of Idaho.

VI.

The Directors, by a suitable By-law or by resolution passed by a majority of the whole membership of the Board, may designate two or more of their number to constitute an executive committee, which committee shall have all the powers provided in such By-laws or resolution.

VII.

Subject to the provisions of the statutes of Idaho, the Corporation may, through appropriate By-law provisions, confer powers upon the Board of Directors in addition to the powers expressly conferred upon it by law and this Certificate of Incorporation.

VIII.

The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the Statutes of Idaho, and all rights and powers conferred on Directors and stockholders herein are granted subject to this reservation.

SIXTH – The amount of the total authorized capital stock of this Corporation is One Hundred Thousand Dollars ($100,000.00) divided into Two Million (2,000,000) shares of five cents ($.05) par value each.

SEVENTH – The names and places of residence of each of the original subscribers to the capital stock and the number of shares subjected by each are as follows:

E.A. Gabryel, 415 Chamber of Commerce, Spokane, WA  -  1,000,000 shares

H.G. Loop, 402 Empire State Building, Spokane, WA  - 990,000 shares

Christopher Roholt, Worley, Idaho  -  10,000 shares

We, the undersigned, for the purpose of forming a Corporation under the laws of the State of Idaho, do make, file and record this Certificate, and do certify that the facts herein stated are true, and do respectively agree to take the number of shares of stock hereinbefore set forth opposite our respective names; and we have accordingly hereunto set our hands and seals.

/s/ E.A. Gabryel

/s/ H.G. Loop

/s/ Christopher Roholt

Dated at Spokane, Washington, November 14, 1925

/s/ E.A. Gabryel

/s/ H.G. Loop

/s/ Christopher Roholt

In presence of /s/ E. I. Fisher

State of Washington

)

) ss.

County of Spokane

)

BE IT REMEMBERED, that on this fourteenth day of November A.D. 1925, personally appeared before me E. I. Fisher, a Notary Public, E.A. Gabryel, H.G. Loop, and Christopher Roholt parties to the foregoing Certificate of Incorporation, known to me personally to be such, and I having first made known to them and each of them the contents of said Certificate, they did each severally acknowledge that they signed, sealed and delivered the same as their voluntary act and deed, and each deposed that the facts therein stated were truly set forth.

Given under my hand and seal of office the day and year aforesaid.

/e/ E.I. Fisher, Notary Public

State of Idaho

)

) ss.

County of Kootenai

I, C.O. Sowder, County Recorder in and for the County and State aforesaid, do hereby certify the within and foregoing to be a full, true and correct copy of the whole thereof, of Articles of Incorporation of General Mines Corporation as the same appears of record in my office.

In testimony where I have hereunto set my hand and affixed my official seal this 20th day of November, 1925.

/s/ C.O. Sowder

County Recorder, Kootenai County, Idaho

Exhibit (3)(i)(b)

State of Idaho

Department of State

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

I, FRED E. LUKENS, Secretary of the State of Idaho, and legal custodian of the corporation records of the State of Idaho, do hereby certify that the GENERAL MINES CORORATION, a corporation organized and existing under and by virtue of the laws of the State of Idaho, filed in this office on the 20th day of December, 1930, original articles of amendment, as provided by Sections 33 and 34 of Chapter 262 of the 1929 Session Laws of the State of Idaho, amending Article VII, and that the said articles of amendment contain the statement of facts required by law, and are recorded in Book A-24 of Records of Domestic Corporations of the State of Idaho.

I THEREFORE FURTHER CERTIFY, that Article VII of articles of incorporation of the General Mines Corporation is amended.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State.  Done at Boise City, the Capital of Idaho, this twentieth day of December, in the year of our Lord one thousand nine hundred and thirty, and of the Independence of the United States of America the One Hundred and Fifty-fifth.

Secretary of State

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF THE GENERAL MINES CORPORATION AS SIGNED ON THE 14TH DAY OF NOVEMBER, 1925.  AND FILED IN THE OFFICE OF THE COUNTY RECORDED OF KOOTENAI COUNTY, IDAHO, ON THE 20TH DAY OF NOVEMBER, 1925.

STATE OF IDAHO

)

) ss.

County of Kootenai

)

We hereby certify that at a regular annual meeting of the stockholders of the General Mines Corporation, held at the office of the company at its principal place of business in Kootenai County, State of Idaho, on the 2nd day of December, A.D. 1930, pursuant to notice given to the stockholders in the following manner, to-wit:  by mailing to each of the stockholders of said corporation at his address as the same appears upon the records of the company, at least ten days prior to the date of such meeting, in a securely sealed envelope with the postage prepaid thereon, a written notice, stating the objects of said meeting and the time and place when and where it would be held, and also by publishing a similar notice in the Coeur d’Alene Press, a newspaper of general circulation printed in Kootenai County, Idaho, for two successive weeks next preceding the date of such meeting, the following question was submitted to the stockholders for their action:

RESOLVED by the stockholders of the General Mines Corporation, a corporation organized under the laws of the State of Idaho, duly assembled in stockholders meeting at the principal place of business of said corporation in Kootenai County, Idaho, that the Articles of Incorporation of said General Mines Corporation be amended as follows:

That Article VII of the Articles of Incorporation of the General Mines Corporation, bearing date of the 14th day of November, 1925, and filed for record in the office of the County Recorder of Kootenai County, Idaho, on the 20th day of November, 1925, be amended to read as follows:

To buy, sell, hold, assign, transfer, pledge and otherwise deal in and dispose of stock, bonds, debentures and other evidences of capital stock and indebtedness of other corporations and while the holder to exercise al the right and privileges of ownership, including the right to vote stock not otherwise prohibited by law, and subject to the provisions of the law this corporation may purchase or otherwise acquire, hold, sell, transfer, re-issue, mortgage, ledge or hypothecate the shares of its capital stock, but such stock so acquired and held shall not be entitled to vote nor to receive dividends.

RESOLVED FURTHER, that the President and Secretary be directed to prepare and file all necessary certificates to carry this amendment into effect.

which resolution was adopted by the stockholders, two thirds of all the votes represented by the whole issued and outstanding stock of such corporation being in favor of the adoption of said resolution and voting therefore.

WITNESS our hands and the seal of said corporation, this the 5th day of December, A.D. 1930.

/s/  H.G. Loop

/s/  E.I. Fisher

STATE OF WASHINGTON

)

) ss.

County of Spokane

)

H.G. Loop and E.I. Fisher, being each duly sworn, on his oath says:  That is the President and/or Secretary respectively of the General Mines Corporation, and that he has read the foregoing certificate, and knows the contents thereof, and that the facts therein stated and set forth are true.

/s/  H.G. Loop

/s/ E.I. Fisher

Subscribed and sworn to before me this 6th day of December, A.D., 1930.

/s/ L.G. Wrather, Notary Public in and for the State of

Washington

Exhibit (3)(i)(c)

STATE OF IDAHO

DEPARTMENT OF STATE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

I, EDSON H. DEAL, Secretary of State of the State of Idaho, and legal custodian of the corporation records of the State of Idaho, do hereby certify that the IDAHO GENERAL PETROLEUM AND MINES CORPORATION, a corporation organized and existing under and by virtue of the laws of the State of Idaho, filed in this office on the 22nd day of March, 1967, original articles of amendment, as provided by Sections 30-146 & 30-147, Idaho Code, making Class B stock non-assessable and changing the corporate name to IDAHO GENERAL MINES, INC. and that the said articles of amendment contain the statement of facts required by law and will be recorded on microfilm of Record of Domestic Corporations of the State of Idaho.

That the Articles of Incorporation have been amended accordingly.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State.  Done at Boise City, the Capital of Idaho, this 22nd day of March, A.D., 1967.

Secretary of State.

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION

We, the undersigned President and Secretary, respectively, of IDAHO GENERAL PETROLEUM AND MINES CORPORATION, do hereby certify as follows:

That the Idaho General Petroleum and Mines Corporation is a corporation duly organized and existing under and by virtue of the laws of the State of Idaho; that the Articles of Incorporation of said corporation were filed in the office of the Secretary of State on the twenty-third day of November, 1925; that amended Articles of Incorporation were filed in the office of the Secretary of State on the twentieth day of December, 1930, and that amended Articles of Incorporation were filed in the office of the Secretary of State on the ninth day of June, 1966.

That a special meeting of the stockholders of said corporation was duly and regularly noticed and held at the office of the company in 401 Great Western Building, Spokane, Washington, on the 18th day of March, 1967, at 12:00 o’clock, p.m. (PST) of said day, for the purpose of considering and acting upon an amendment to the Charter to change the corporate name and to change the Class B capital stock of said corporation to make said shares non-assessable, among other things; that at the time of said meeting the total number of shares of stock in said corporation entitled to vote was               shares; that at said meeting, the following resolution was voted upon and adopted by the shareholders owning more than two-thirds of the voting power of said corporation, being all the stockholders present in person and by proxy and entitled to vote, to-wit:

BE IT RESOLVED:  That the Articles of Incorporation of IDAHO GENERAL PETROLEUM AND MINES CORPORATION be amended by amending Article First, which article reads as follows:

“First – The name of this corporation is IDAHO GENERAL PETROLEUM AND MINES CORPORATION.”

is hereby amended to read as follows:

“First – The name of this corporation is IDAHO GENERAL MINES, INC.”

BE IT FURTHER RESOLVED:  That the Articles of Incorporation of IDAHO GENERAL MINES, INC., formerly IDAHO GENERAL PETROLEUM AND MINES CORPORATION, be amended by amending Article Sixth, which article reads as follows:

“Sixth – The amount of the total authorized capital stock of this corporation is

Class A – 1,500,000 shares of non-assessable stock of the par value of $.10 per share;

Class B – 1,500,000 shares of assessable stock of the par value of $.10 per share.

Both classes of stock to have the same rights and voting power and to participate alike in the earnings of the corporation and in the proceeds of sale or liquidation of its assets.”

is hereby amended to read as follows:

“Sixth – The amount of the total authorized capital stock of this corporation is

Class A – 1,500,000 shares of non-assessable stock of the par value of $.10 per share;

Class B – 1,500,000 shares of non-assessable stock of the par value of $.10 per share.

Both classes of stock to have the same rights and voting power and to participate alike in the earnings of the corporation and in the proceeds of sale or liquidation of its assets.”

BE IT FURTHER RESOLVED:  That the proper officers of this corporation be, and they are, hereby authorized to file such papers and perform such other acts as may be necessary to carry said resolution into effect.

IN WITNESS WHEREOF, we, the said President and Secretary have hereunto set our hands this the 18th day of March, 1967.

/s/ Albert M. Nash, President

/s/ Dale Lanphere, Secretary

STATE OF WASHINGTON

)

) ss,

County of Spokane

)

ALBERT M. NASH and DALE LANPHERE, each being duly sworn, deposes and says, each for himself, and not for the other, that they are the President and Secretary, respectively, of the IDAHO GENERAL MINES, INC., formerly IDAHO GENERAL PETROLEUM AND MINES CORPORATION; that the foregoing Certificate of Amendment contains a true and correct statement of the true and correct action taken at the stockholders’ meeting mentioned and described in said certificate.

/s/ Albert M. Nash, President

/s/ Dale Lanphere, Secretary

Subscribed and sworn to before me this 18th day of March, 1967.

/s/ Frances M. Westwood, Notary Public

Exhibit (3)(i)(d)

STATE OF IDAHO

DEPARTMENT OF STATE

I, PETE T. CENARRUSA, Secretary of State of the State of Idaho and custodian of the Seal of said, do hereby certify that the annexed is a full, true and complete transcript of articles of amendment to articles of incorporation of IDAHO GENERAL MINES, INC., an Idaho corporation, amending Article IV—extending the corporate existence to perpetual, received and filed in this office on the 7th day of May,1973 as appears of record in this office as f this date.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Idaho.

Done at Boise, Idaho, this 7th day of May, A.D., 1973.

PETE T. CENARRUSA, Secretary of State

/s/  K. Long, Corporation Clerk

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION

We, the undersigned President and Secretary, respectively, of Idaho General Mines, Inc., hereby certify as follows:

That Idaho General Mines, Inc. is a corporation duly organized and existing under and by virtue of the laws of the State of Idaho; that the Articles of Incorporation of said corporation were filed in the office of the Secretary of State on the 23rd day of November, 1925; that a Certificate of Amendment to the Articles of Incorporation was filed in the office of the Secretary of State on the 20th day of December, 1930; that a Certificate of Amendment to the Articles of Incorporation was filed in the office of the Secretary of State on the 9th day of June, 1966, and that a Certificate of Amendment to the Articles of Incorporation was filed in the office of the Secretary of State on the 22nd day of May, 1967.

That a special meeting of the Board of Directors of said corporation was duly and regularly noticed and held on the 17th day of March, 1973, at the office of the corporation in Kellogg, Shoshone County, Idaho, at 10:30 o’clock. A.M., of said day, to consider and act upon amending Article Fourth of the original Articles of Incorporation t change the corporate existence from fifty (50) years to perpetual; that at said meeting four-fifths of the Directors of the corporation were present and believing it will be for the best interests of the stockholders of the corporation that Article Fourth of the original Articles of Incorporation be so changed, set Tuesday, the first day of May, 1973, at one o’clock, P.M., Kellogg time, at Union-Legion Hall, 405 West Park Avenue, in Kellogg, Shoshone County, Idaho, as the time and place for the Board of Directors to meet and finally vote upon the proposed change to be made in the original Articles of Incorporation to extend the existence of the corporation from fifty (50) years to perpetual; that notice of said Special Meeting of the Board of Directors was mailed to each Director and to each stockholder shown on the books of the corporation at his last known mailing address on the 30th day of March, 1973; that said notice stated the intention of the Directors to vote upon such proposed extension and set forth the right of stockholders to object to such proposed extension; that said notice also was published for four consecutive weeks prior to said meeting in the Kellogg-NEWS-Wardner, a weekly newspaper of general circulation in the County f Shoshone, Idaho; that no objection having been received by the corporation or its Directors from any stockholder shown on the records of the corporation, the Directors duly met on said first day of May, 1973, at the time and place specified in said notice and by vote of four-fifths of the Directors of the corporation, being all of the directors present at said meeting, adopted the following resolution:

“BE IT RESOLVED that the Articles of Incorporation of Idaho General Mines, Inc., be amended by changing Article Fourth of the original Articles of Incorporation which reads as follows:

‘FOURTH – The existence of this corporation is to be for a period of fifty (50 years’

to read:

‘FOURTH – The existence of this corporation is to be perpetual.’

BE IT FURTHER RESOLVED that the proper officers of this corporation be and they are hereby authorized to file such papers and perform such other acts as may be necessary to carry said resolution into effect.”

IN WITNESS WHEREOF, we, the President and Secretary, have hereunto set our hands this first day of May, 1973.

/s/ Albert M. Nash, President

/s/ Mary A. Nash, Secretary

Articles of Amendment of Idaho General Mines, Inc. IV-Chg corporate Existence to perpetual

Approved, filed and admitted to the records of Articles of Incorporation of the State of Idaho and certificate issued this 7th day of May, 1973 at 10:04 o’clock a.m.

Pete T. Cenarrusa, Secretary of State

By /s/ K. Long, Corporation Clerk

Filed by Corporation

Exhibit (3)(i)(e)

STATE OF IDAHO

DEPARTMENT OF STATE

CERTIFICATE OF AMENDMENT OF

IDAHO GENERAL MINES, INC.

I, PETE T. CENARRUSA, Secretary of State of the State of Idaho hereby, certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of IDAHO GENERAL MINES, INC. duly signed and verified pursuant to the provisions of the Idaho Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY and by virtue of the authority vested in me by law, I issue this Certificate of Amendment to the Articles of Incorporation and attach hereto a duplicate original of the Articles of Amendment.

DATED March 18, 1985.

/s/ Pete T. Cenarrusa, Secretary of State

/s/ Lara Flynn, Corporation Clerk

CERTIFICATE AMENDING

ARTICLES OF INCORPORATION

OF

IDAHO GENERAL MINES, INC.

We certify to the following:

1.

A special annual meeting of the shareholders of IDAHO GENERAL MINES, INC., a corporation organized and existing under the laws of the State of Idaho, maintaining its principal place of business at Wallace, Idaho, was held on the 11th day of January, 1985, at the hour of 1:30 p.m. (PST) at the offices of Hull, Hull & Branstetter Chartered, located at 415 Seventh Street in Wallace, Idaho.

2.

Notice of said meeting and its purposes were given, in the time and manner required by law, to each shareholder of said company entitled to vote at said meeting.

3.

At the time of said meeting the capital stock of the company was $300,000 divided into 3,000,000 nonassessable common shares of the par value of $0.l0 per share, all of which were outstanding, and entitled to vote on the Proposed Amendment.

4.

1,533,181 of said shares were represented  at said meeting in person or by proxy.

5.

Article Sixth of the Articles of Incorporation of Idaho General Mines, Inc. was duly amended to read as follows:

“SIXTH – The total authorized capital stock of this corporation shall be $2,500,000.00 divided into 25,000,000 common shares having a par value of $.10 each.”

1,521,481 shares were voted in favor of said amendment and 31,600 shares were voted against said amendment.

DATED this 14th day of March, 1985.

IDAHO GENERAL MINES, INC.

/s/ Piatt Hull, President

/s/ Melissa Scheffelmaier, Secretary

State of

)

) ss.

County of

)

I, Benjamin R. Simpson, a notary public, do hereby certify that on this 14th day of March, 1985, personally appeared before me Piatt Hull and Melissa Scheffelmaier, who being by me first duly sworn, declared that they are the President and Secretary of Idaho General Mines, Inc., that they signed the foregoing documents as President and Secretary of the corporation, and that the statements therein contained are true.

/s/ Benjamin R. Simpson

Notary Public for Idaho, Residing at Cataldo, Idaho

My Commission expires: Lifetime

No. 15281-1

Idaho General Mines, Inc.

Approved, filed and admitted to the corporation records of the State of Idaho March 18, 1985 at 9:14 a.m.

Filing Party:  Hull, Hull & Branstetter